Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Dreyfus Funds, Inc.

We consent to the use of our report dated February 25, 2011, for Dreyfus Equity Growth Fund, a series of Dreyfus Funds, Inc., incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firms”, “Financial Statements and Experts” and in Exhibit A: “Representations amd Warranties” in the Prospectus/Proxy Statement on Form N-14.

/s/ KPMG LLP

New York, New York

April 15, 2011